CERTIFICATE OF OWNERSHIP AND MERGER
                                      OF
                 IRON MOUNTAIN DATA PROTECTION SERVICES, INC.
                           (a Delaware corporation)
                                     INTO
                    IRON MOUNTAIN RECORDS MANAGEMENT, INC.
                           (a Delaware corporation)

It is hereby certified that:

      1. Iron Mountain Records Management, Inc. (hereinafter sometimes referred to as the "Corporation") is a business corporation of the State of Delaware.

      2. The Corporation is the owner of all of the outstanding shares of each class of the stock of Iron Mountain Data Protection Services, Inc. ("IMDPS"), which is also a business corporation of the State of Delaware.

      3. On December 18, 1995, the Board of Directors of the Corporation adopted the following resolutions to merger IMDPS into the Corporation:

RESOLVED:     That IMDPS be merged into this Corporation, and that all of the estate, property, rights, privileges, powers and franchises of IMDPS be vested in and held and enjoyed by this Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by IMDPS in its name.

RESOLVED:     That this Corporation shall assume all of the obligations of
              IMDPS.

RESOLVED:     That this Corporation shall cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware and by the laws of any other appropriate jurisdiction and will cause to be performed all necessary acts within the State of Delaware and within any other appropriate jurisdiction.

RESOLVED:     That the effective time of the Certificate of Ownership and Merger setting forth a copy of these resolutions, and the time when the merger therein provided for shall become effective, shall be 11:59 p.m., December
              31, 1995.

Executed on December 19, 1995.

                                       IRON MOUNTAIN RECORDS
                                       MANAGEMENT, INC.


                                       By:/s/ Eugene B. Doggett
                                          -----------------------------
                                          Eugene B. Doggett
                                          Executive Vice President

Attest:



/s/ Garry B. Watzke
- ---------------------------
Garry B. Watzke
Secretary

                      CERTIFICATE OF OWNERSHIP AND MERGER

                                      OF

                        METRO RECORDS MANAGEMENT, INC.
                          (a California corporation)

                                     into

                    IRON MOUNTAIN RECORDS MANAGEMENT, INC.
                           (a Delaware corporation)


It is hereby certified that:

      1. Iron Mountain Records Management, Inc. (hereinafter sometimes referred to as the "Corporation") is a business corporation of the State of Delaware.

      2. The Corporation is the owner of all of the outstanding shares of stock of Metro Records Management, Inc., which is a business corporation of the State of California.

      3. The laws of the State of California, the jurisdiction of organization of Metro Records Management, Inc., permit the merger of a business corporation of that jurisdiction with a business corporation of another jurisdiction.

      4. The laws of the State of Delaware, the jurisdiction of organization of Iron Mountain Records Management, Inc., permit the merger of a business corporation of that jurisdiction with a business corporation of another jurisdiction.

      5. The Corporation hereby merges Metro Records Management, Inc. into the Corporation.

      6. The following is a copy of the resolutions adopted on December 23, 1993 by the Board of Directors of the Corporation to merge the said Metro Records Management, Inc. into the Corporation:

RESOLVED:      That Metro Records Management, Inc. be merged into this
               Corporation, and that all of the estate, property, rights, privileges, powers, and franchises of Metro Records Management, Inc. be vested in and held and enjoyed by this Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by Metro Records Management, Inc. in its name.

RESOLVED:      That this Corporation assume all of the obligations of Metro
               Records Management, Inc.

RESOLVED:      That this Corporation shall cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware, by the laws of the State of California, and by the laws of any other appropriate jurisdiction and will cause to be performed all necessary acts within the jurisdiction of organization of Metro Records Management, Inc. and of this Corporation and in any other appropriate jurisdiction.

RESOLVED:      That the effective time of the Certificate of Ownership and
               Merger setting forth a copy of these resolutions shall be 11:59 p.m. on December 31, 1993, and that, insofar as the General
               Corporation Law of the State of Delaware or the General
               Corporation Law of the State of California shall govern the same, said time shall be the effective merger time.

Executed on December 23, 1993.

                                      IRON MOUNTAIN RECORDS
                                      MANAGEMENT, INC.



                                       By: /s/E.B. Doggett
                                           ----------------------------
                                           Its Executive Vice President

Attest:



/s/ Garry B. Watzke
- ----------------------------
Its Secretary

                      CERTIFICATE OF OWNERSHIP AND MERGER
                                      OF
                IRON MOUNTAIN/PACIFIC RECORDS MANAGEMENT, INC.
                           (a Delaware corporation)
                                     INTO
                    IRON MOUNTAIN RECORDS MANAGEMENT, INC.
                           (a Delaware corporation)

It is hereby certified that:

      1. Iron Mountain Records Management, Inc. (hereinafter sometimes referred to as the "Corporation") is a business corporation of the State of Delaware.

      2. The Corporation is the owner of all of the outstanding shares of each class of the stock of Iron Mountain/Pacific Records Management, Inc. ("IM/PAC"), which is also a business corporation of the State of Delaware.

      3. On December 26, 1990, the Board of Directors of the Corporation adopted the following resolutions to merge IM/PAC into the Corporation:

RESOLVED:      That IM/PAC be merged into this Corporation, and that all of the estate, property, rights, privileges, powers and franchises of IM/PAC be vested in and held and enjoyed by this Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by IM/PAC in its name.

RESOLVED:      That this Corporation shall assume all of the obligations of
               IM/PAC.

RESOLVED:      That this Corporation shall cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware and by the laws of any other appropriate jurisdiction and will cause to be performed all necessary acts within the State of Delaware and within any other appropriate jurisdiction.

RESOLVED:      That the effective time of the Certificate of Ownership and
               Merger setting forth a copy of these resolutions, and the time when the merger therein provided for shall become effective, shall be 12:01 a.m., January 1, 1991.

Executed on December 26, 1990

                                          IRON MOUNTAIN RECORDS
                                          MANAGEMENT, INC.



                                         By:/s/Eugene B. Doggett
                                            ---------------------------
                                            Eugene B. Doggett
                                            Executive Vice President

Attest:



/s/Garry B. Watzke
- ---------------------
Garry B. Watzke
Assistant Secretary

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                   IRON MOUNTAIN INFORMATION SERVICES, INC.

                            Pursuant to Section 242
                         of the Corporation Law of the
                               State of Delaware


      Iron Mountain Information Services, Inc. (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

      By written consent of the Board of Directors of the Corporation a resolution was duly adopted, pursuant to Sections 141(f) and 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. All the stockholders of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

RESOLVED:      That Article FIRST of the Certificate of Incorporation be, and
               it hereby is, amended to read in its entirety as follows:

               "FIRST:  The name of the Corporation is Iron Mountain Records
                Management, Inc."

      IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its Executive Vice President and attested by its Assistant Secretary as of this 9th day of November, 1990.


ATTEST:                                    IRON MOUNTAIN INFORMATION
                                           SERVICES, INC.



By:/s/Garry B. Watzke                      By:/s/Eugene B. Doggett
   -------------------------                  ---------------------------
     Garry B. Watzke                          Eugene B. Doggett
     Assistant Secretary                      Executive Vice President

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                                 FRIGATE, LTD.

                            Pursuant to Section 242
                         of the Corporation Law of the
                               State of Delaware


      Frigate, Ltd. (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

      By written consent of the Board of Directors of the Corporation a resolution was duly adopted, pursuant to Sections 141(f) and 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The sole stockholder of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

RESOLVED:      That Article FIRST of the Certificate of Incorporation be, and it
               hereby is, amended to read in its entirety as follows:

                  "FIRST: The name of the Corporation is Iron Mountain Information Services, Inc."

      IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its Vice President and attested by its Assistant Secretary as of this 9th day of November, 1989.

ATTEST:                                      CRITERION RECORDS MANAGEMENT
                                             CORPORATION



By:/s/Garry B. Watzke                        By:/s/Eugene B. Doggett
   -----------------------                      ------------------------
     Garry B. Watzke                            Eugene B. Doggett
     Assistant Secretary                        Vice President

                         Certificate of Incorporation

                                      of

                                 FRIGATE, LTD.


      FIRST: The name of the corporation is Frigate, Ltd.

      SECOND: The address of its registered office in the State of Delaware is No. 229 South State Street in the City of Dover, County of Kent. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

      THIRD: The nature of the business or purposes to be conducted or promoted is to carry on and to engage in any lawful business, act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware; and to possess and exercise all the powers and privileges granted by the General Corporation Law of the State of Delaware or by any other law of the State of Delaware or by this Certificate of Incorporation together with any powers incidental thereto.

      FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is (i) 25,000 shares of Common Stock, $.01 par value (the "Common Stock"), and (ii) 25,000 shares of Preferred Stock, $.01 par value (the "Preferred Stock"). The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the corporation.

      4.1 COMMON STOCK.
          ------------

      4.1.1 General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock.

      4.1.2 Voting. The holders of shares of Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

      4.1.3 Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor when and as determined by the Board of Directors and subject to any preferential dividend rights of any then-outstanding Preferred Stock.

      4.1.4 Liquidation. Upon the dissolution or liquidation of the corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive the net assets of the corporation available for distribution to its stockholders, subject to any preferential rights of any then-outstanding Preferred Stock.

      4.2 PREFERRED STOCK.
          ---------------

      4.2.1 General. The rights, preferences, powers and privileges and the restrictions, qualifications and limitations of the Preferred Stock are set forth below. Authority is hereby expressly granted to the Board of Directors to issue the Preferred Stock.

      As used herein, the term "Junior Stock" shall mean, with respect to the Preferred Stock, the Common Stock or any other equity security of the corporation ranking junior to the Preferred Stock as to dividends or assets.

      4.2.2 No Voting Rights. Except as otherwise required by the laws of the State of Delaware, holders of shares of the Preferred Stock shall have no voting rights.

      4.2.3 Dividends. The holders of the then-outstanding Preferred Stock shall be entitled to receive, when and as declared by the Board, out of any funds legally available therefor, dividends at the annual rate of $165.00 per share payable quarterly in cash on the first day of January, April, July and October of each year. To the extent that dividends are not paid in cash, dividends may, at the election of the Board of Directors of the corporation, be paid in additional shares of Preferred Stock in lieu of cash. Dividends on the Preferred Stock shall be cumulative and shall accrue on each share of Preferred Stock from the date of issue thereof. Dividends payable on the Preferred Stock for any period less than a full quarter shall be computed on the basis of a 360-day year. So long as any shares of the Preferred Stock are outstanding, the corporation shall not declare, pay or set apart any dividend on any Junior Stock (other than dividends payable in shares of Common Stock) or declare, make or set apart any distribution on any Junior Stock unless concurrently therewith all accrued dividends or distributions on the Preferred Stock, through the date of such declaration, payment, making or setting apart of any dividend or distribution on the Junior Stock, are declared, paid, made or set apart, as the case may be.

      4.2.4 Liquidation. In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holders of the Preferred Stock (including any shares of Preferred Stock issued as a dividend upon the Preferred Stock pursuant to Section 4.2.3 hereof) shall be entitled, before any distribution or payment is made upon any shares of any Junior Stock, to be paid an amount per share equal to $1,000.00 plus an amount equal to all unpaid dividends thereon, if any, through the date of such payment to the holders of the Preferred Stock before any payment shall be made to the holders of the Junior Stock, and the holders of the Preferred Stock shall not be entitled to any further distribution of assets. If, upon any dissolution, liquidation or winding up of the corporation, the net assets available for distribution to the corporation's stockholders shall be insufficient to permit payment to the holders of the Preferred Stock of the amount distributable as aforesaid, the entire assets of the corporation to be so distributed shall be distributed pro rata among the holders of the Preferred Stock. Upon any such liquidation, dissolution or winding up, after the holders of the Preferred Stock shall have been paid in full the amount to which they shall be entitled hereunder, the remaining net assets of the corporation may be distributed to the holders of the Junior Stock. Written notice of such liquidation, dissolution or winding up, setting a payment date, the amount of the payment to holders of the Preferred Stock, and the place where said amount shall be payable shall be given not less than thirty (30) days prior to the payment date stated therein, to each holder of record of the Preferred Stock. The liquidation preference provided for herein with respect to the Preferred Stock shall be equitably adjusted to reflect any combination or split-up with respect to the Preferred Stock.

      4.2.5 Redemption.
            ----------

      (a) Redemption of Preferred Stock. Shares of the Preferred Stock shall be subject to redemption, at the option of the corporation exercised by vote of the Board of Directors, at any time and from time to time, upon notice given as hereinafter provided, at a price equal to $1,000.00 per share (the "Redemption Price"), together with all accrued but unpaid dividends thereon. Any amounts required to be paid pursuant to this Section 4.2.5 shall be paid by delivery of cash or certified or official bank check.

           (b) Redemption Procedure. Not less than sixty (60) days' prior written notice shall be given by mail, postage prepaid to the holders of record of the Preferred Stock to be redeemed, addressed to each such holder at his post office address as shown by the records of the corporation. Said notice shall specify the manner of payment for the shares of Preferred Stock called for redemption and the place at which and the date, which date shall not be a legal holiday in Boston, Massachusetts, on which such shares will be redeemed and shall specify the shares called for redemption. If such notice of redemption shall have been duly given and if on or before the redemption date specified in such notice the funds necessary for such redemption shall have been set aside so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, after the close of business on such redemption date, the shares so called for redemption shall no longer be deemed outstanding, the dividends thereon shall cease to accrue, and all rights with respect to shares so called for redemption, including the rights, if any, to receive notice and to vote, shall forthwith after the close of business on such redemption date cease and determine, except only the right of the holders thereof to receive the amount payable upon redemption thereof. Subject to the provisions hereof, the Board of Directors shall have authority to prescribe the manner in which the Preferred Stock shall be redeemed from time to time.

      (c) Redeemed or Otherwise Acquired Shares to be Retired. Any shares of the Preferred Stock redeemed pursuant to this Section 4.2.5 or otherwise acquired by the corporation in any manner whatsoever shall be permanently retired and shall not under any circumstances be reissued; and the corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized Preferred Stock accordingly.

      (d) Shares to be Redeemed. All shares of Preferred Stock to be redeemed shall be selected pro rata, and there shall be so redeemed from each registered holder in whole shares, as nearly as practicable to the nearest share, that proportion of all of the shares to be redeemed which the number of shares held of record by such holder bears to the total number of the shares of Preferred Stock at the time outstanding.

      (e) All Past Dividends Must Be Paid Prior to Redemption. Except with the consent of the holders of not less than 66-2/3% of the shares of Preferred Stock at the time outstanding scheduled to be redeemed pursuant to this Section 4.2.5, the corporation shall not purchase or redeem shares of Preferred Stock at the time outstanding unless all dividends on such Preferred Stock for all past dividend periods shall have been paid or declared and a sum sufficient for the payment thereof set apart.

      FIFTH: The name and mailing address of the incorporator are as follows:


          NAME                           MAILING ADDRESS
          ----                           ---------------
     Bryan G. Tyson                      Sullivan & Worcester
                                         One Post Office Square
                                         Boston, Massachusetts 02109

      SIXTH: The names and mailing addresses of the persons who are to serve as directors until the first annual meeting of stockholders, or until their successors are elected and qualify, are:

          NAME                           MAILING ADDRESS
          ----                           ---------------


     C. Richard Reese                   Schooner Capital Corporation
                                        99 Bedford Street
                                        Boston, Massachusetts 02111

     Eugene B. Doggett                  Schooner Capital Corporation
                                        99 Bedford Street
                                        Boston, Massachusetts 02111


     Jas. Murray Howe                   Sullivan & Worcester
                                        One Post Office Square
                                        Boston, Massachusetts 02109

      SEVENTH: The corporation is to have perpetual existence.

      EIGHTH: The stockholders of the corporation shall not be personally liable for the payment of the corporation's debts to any extent whatever.

      NINTH: The following additional provisions are inserted for the management of the business and the conduct of the affairs of the corporation.

      9.1 Except as otherwise provided in the Certificate of Incorporation or by the By-Laws of the corporation as from time to time amended, the business and affairs of the corporation shall be managed by its Board of Directors, and, without limitation, the Board of Directors of the corporation is hereby specifically authorized and empowered from time to time in its discretion:

      (a) to make, alter, amend and repeal the By-Laws of the corporation; and

      (b) to determine for any purpose and in any manner not inconsistent with the other provisions of this Certificate of Incorporation the amount of the gross assets, of the liabilities, of the net assets or of the net profits of the corporation as the same exist or shall have existed at any time or for any period or periods, and to create, increase, abolish or reduce any reserve or reserves for accrued, accruing or contingent liabilities or expenses, including taxes and other charges.

      9.2 The Board of Directors in its discretion may submit any contract, transaction or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such contract, transaction or act, and any contract, transaction or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all of the stockholders of the corporation as though it had been approved or ratified by every stockholder of the corporation.

      9.3 Meetings of the stockholders may be held without the State of Delaware, if the By-Laws so provide. The books of the corporation may be kept (subject to any statutory provision) outside the State of Delaware at such place or places as may be from time to time designated by the Board of Directors or in the By-Laws of the corporation. Elections of directors need not be by ballot unless the By-Laws shall otherwise provide.

      9.4 The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other entity to the fullest extent permitted by law or any agreement, vote of stockholders or directors or otherwise, or by any By-Law of this corporation, but the adoption of any such By-Law shall not be deemed to be exclusive of any other rights to indemnification any such person may be entitled to under any law, agreement, vote of stockholders or directors or otherwise.

      TENTH: Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

      ELEVENTH: No director shall be personally liable to the corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except, in addition to any and all other requirements for such liability, (i) for any breach of such director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) to the extent provided under Section 174 of Title 8 of the Delaware Code (relating to the General Corporation Law of the State of Delaware) or any amendment thereto or successor provision thereto, or (iv) for any transaction for which such director derived an improper personal benefit. Neither the amendment nor repeal of this Article ELEVENTH, nor the adoption of any provision of this certificate of incorporation inconsistent with this Article ELEVENTH, shall eliminate or reduce the effect of this Article ELEVENTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article ELEVENTH, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision.

      TWELFTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this fourth day of November, 1988.


                                   /s/Bryan G. Tyson
                                   --------------------------
                                   Bryan G. Tyson